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REAL ESTATE CAPITAL MARKETS

Management’s Report on Assessment of Compliance with SEC

Regulation AB Servicing Criteria

1.        SCP Servicing, LLC, a wholly owned subsidiary of Regions Bank, (the “Company”) is responsible for assessing compliance with the servicing criteria applicable to it in Items 1117 and 1122(d) of Regulation AB of the Securities and Exchange Commission (“SEC”), as of and for the year ended December 31, 2025, (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report (collectively referred to as the “Commercial Mortgage-Backed Securities Loans Platform” or the “Platform”) include asset-backed transactions and securities for which the Company served in the capacity of primary servicer, sub-servicer, and/or special servicer as defined in Appendix B.

2.        Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria.

3.        The criteria listed in the column titled “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to the Company based on the activities it performed, directly or through its Vendors, with respect to the Platform for the Reporting Period.

4.        Pursuant to Item 1117 of Regulation AB (defined in Appendix A), the Company has determined that, during the Reporting Period, there were no pending legal proceedings or proceedings by governmental authorities against the Company that were material to security holders of individual asset-backed securities listed in Appendix B.

5.        With respect to servicing criteria 1122(d)(2)(ii), 1122(d)(2)(iii), 1122(d)(4)(i), and 1122(d)(4)(xi), the Company has engaged various Vendors to perform some or all of the activities required by these servicing criteria. Management has determined that these Vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each Vendor as permitted by the SEC’s Compliance & Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&DI 200.06”), formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. As permitted by C&DI 200.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the Vendor’s activities comply in all material respects with the servicing criteria applicable to each Vendor. Management is not aware of any material deficiencies in such policies and procedures or any material instances of non-compliance of the servicing criteria as relates to the Company by such Vendors. Management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the Vendors and related servicing criteria.

6.        During the Reporting Period, there were no additions, removals or substitutions to pool assets on the Platform; therefore, the Company did not perform any servicing activities related to criterion 1122(d)(4)(iii) as of and for the year ended December 31, 2025.

7.        During the Reporting Period, there were no modifications to loans on the Platform; therefore, the Company did not perform any servicing activities related to criterion 1122(d)(4)(vi) as of and for the year ended December 31, 2025.

8.        During the Reporting Period, there were no loss mitigation or recovery actions performed for loans on the Platform; therefore, the Company did not perform any servicing activities related to criterion 1122(d)(4)(vii) as of and for the year ended December 31, 2025.

9.        During the Reporting Period, there were no adjustments to interest rates or rates of return for pool assets with variable rates on the Platform; therefore, the Company did not perform any servicing activities related to criterion 1122(d)(4)(ix) as of and for the year ended December 31, 2025.

10.     During the Reporting Period, there were no late tax or insurance payments on the Platform; therefore, the Company did not perform any servicing activities related to criterion 1122(d)(4)(xii) as of and for the year ended December 31, 2025.

11.     During the Reporting Period, there were no delinquencies, charge-offs and uncollectible accounts recognized and recorded on the Platform; therefore, the Company did not perform any servicing activities related to criterion 1122(d)(4)(xiv) as of and for the year ended December 31, 2025.

12.     The Company has complied, in all material respects, with the applicable servicing criteria for the Reporting Period with respect to the Platform taken as a whole.

13.     Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

SCP Servicing, LLC

February 26, 2026

By: /s/ Joe Garcia

Joe Garcia, Chief Financial Officer

Appendix A – Applicable Servicing Criteria

REGULATION AB 1117
Reference	Criteria
1117

Describe briefly any legal proceedings pending against the sponsor, depositor, trustee, issuing entity, servicer contemplated by Item 1108(a)(3) of this Regulation AB, originator contemplated by Item 1110(b) of this Regulation AB, or other party contemplated by Item 1100(d)(1) of this Regulation AB, or of which any property of the foregoing is the subject, that is material to security holders. Include similar information as to any such proceedings known to be contemplated by governmental authorities.

REGULATION AB 1122(d)		APPLICABLE SERVICING CRITERIA				INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed directly by the Company		Performed by Vendor(s) for which the Company is the Responsible Party		Performed by subservicer(s) or vendor(s) for which the Company is NOT the Responsible Party		NOT performed by the Company or by subservicer(s) or vendor(s) retained by the Company
		Primary or Sub-Servicer	Special Servicer	Primary or Sub-Servicer	Special Servicer	Primary or Sub-Servicer	Special Servicer	Primary or Sub-Servicer	Special Servicer
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.							X	X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X
1122(d)(1)(v)	An assessment is conducted of the conveyance and mathematical accuracy of data that is aggregated by one party and then provided to a servicing party.	X	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

		X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X		X					X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X1	X	X1
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of this chapter.

		X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

								X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.							X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.							X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.							X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.			X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.							X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

		X							X
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X							X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

			X					X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

		X	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X							X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

		X							X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X		X					X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

		X							X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

		X							X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X							X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.							X	X

1 Criterion 1122(d)(2)(iii) is only applicable to the Company as special servicer for pool asset BBCMS Mortgage Trust 2021 C11.

Appendix B – The Platform

Pool asset	Primary or Sub-Servicer	Special Servicer	Period in-scope
SBALR Commercial Mortgage 2020-RR1 Trust Commercial Mortgage Pass-Through Certificates Series 2020-RR1	X	X	January 1–December 31, 2025
BBCMS Mortgage Trust 2021-C11 Commercial Mortgage Pass- Through Certificates Series 2021-C11	X	X	January 1–December 31, 2025
BMO 2022-C1 Mortgage Trust Commercial Mortgage Pass- Through Certificates Series 2022-C1	X		January 1–October 1, 2025
BMO 2022-C3 Mortgage Trust Commercial Mortgage Pass- Through Certificates Series 2022-C3	X		January 1–October 1, 2025
BMO 2023-C7 Mortgage Trust Commercial Mortgage Pass- Through Certificates Series 2023-C7	X		January 1–October 1, 2025